As filed with the Securities and Exchange Commission on November      , 2002                                              Registration No. 333-90872

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMARTFORCE PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

20 Industrial Park Drive
Nashua, NH 03062
(603) 324-3000
(Address, Including Zip Code, and Telephone Number, Including
Area Code of Registrant’s Principal Executive Offices)

Charles E. Moran
20 Industrial Park Drive
Nashua, NH 03062
(603) 324-3000
(Address, Including Zip Code, and Telephone Number, Including Area Codes of Agent For Service)
With Copies to:

Patrick Rondeau, Esq.
Wendell C. Taylor, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-4 (File No. 333-90872) (the “Registration Statement”), SmartForce Public Limited Company (the “Registrant”) registered ordinary shares, par value €0.11 per share (“Registrant Shares”) under the Securities Act of 1933, as amended, in connection with the merger of a wholly owned subsidiary of the Registrant with and into SkillSoft Corporation, a Delaware corporation. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering 12,939,980 Registrant Shares that remained unissued immediately following consummation of the merger and the conversion of all issued and outstanding shares of common stock, par value $0.001 per share of SkillSoft Corporation into Registrant Shares pursuant thereto.

SIGNATURES

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereby duly authorized, in the City of Nashua, State of New Hampshire, on this 14th day of November, 2002.

SMARTFORCE PUBLIC LIMITED COMPANY

By:	/s/ Charles E. Moran Charles E. Moran President and Chief Executive Officer